Exhibit 10.37

FIRST AMENDMENT TO THE
1999 OUTSIDE DIRECTORS STOCK OPTION PLAN

WHEREAS, the Board of Directors of ITT Educational Services, Inc. (the “Company”) adopted the 1999 Outside Directors Stock Option Plan (the “Plan”) on July 28, 1999; and

WHEREAS, the Board of Directors now desires to amend the Plan in a respect that does not require shareholder approval.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.                                       Section 6 of the Plan is hereby amended to read as follows:

6.                                       Automatic Option Grants.  On the tenth business day following the date of the Annual Meeting each year, commencing in 2003, each Eligible Director who was an Eligible Director immediately prior to the Annual Meeting in that year and who remains an Eligible Director on the tenth business day following the date of the Annual Meeting, shall be automatically granted an Option to purchase 10,000 shares of Common Stock (subject to adjustment as provided in Paragraph 8).  Each Option shall be evidenced by an agreement in such form as the Board shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions and such additional terms and conditions not inconsistent with the Plan as may from time to time be prescribed by the Board.

(a)                                  The Option exercise price per share shall be one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date the Option is granted.

(b)                                 The Option shall not be transferable by the Grantee otherwise than by will or the laws of descent and distribution, and shall be exercisable during his lifetime only by him.

(c)                                  The Option shall not be exercisable before the expiration of one year from the date it is granted.

(d)                                 The Option shall not be exercisable after the expiration of ten years from the date it is granted.

(e)                                  To exercise an Option under the Plan, the Grantee must give written notice to the Company specifying the number of shares of Common Stock with respect to which the Grantee

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elects to exercise the Option together with full payment of the Option exercise price.  The date of exercise shall be the date on which the notice is received by the Company.  Payment may be made either:

(i)                                     in cash (including check, bank draft or money order);

(ii)                                  by tendering shares of Common Stock already owned by the Grantee and having a Fair Market Value on the date of exercise equal to the Option exercise price;

(iii)                               by the simultaneous “cashless” exercise of the Option and the sale of the shares of Common Stock issuable upon exercise of the Option; or

(iv)                              by a combination of (i), (ii) or (iii).

(f)                                    An Option shall not be exercisable unless the person exercising the Option has been, at all times during the period beginning with the date of grant of the Option and ending on the date of such exercise, in continuous service on the Board, except that:

(i)                                     if any Grantee of an Option shall die or become permanently disabled or shall retire with the consent of the Board, holding an Option that has not expired and has not been fully exercised, he or his executor, administrators, heirs, or distributees, as the case may be, may, at any time within one year after the date of such event (but in no event after the Option has expired under the provisions of subparagraph 6(d) above), exercise the Option with respect to any shares as to which the Grantee could have exercised the Option at the time of his death, disability, or retirement; or

(ii)                                  if a Grantee shall cease to serve as a director of the Company for any reason other than those set forth in 6(f)(i) above, while holding an Option that has not expired and has not been fully exercised, the Grantee, at any time within three months of the date he ceased to be such an Eligible Director (but in no event after the Option has expired under the provisions of subparagraph 6(d) above), may exercise the Option with respect to any shares of Common Stock as to which he could have exercised the Option on the date he ceased to be such an Eligible Director.

(g)                                 Each Grantee of an Option shall pay to the Company, or make arrangements satisfactory to the Board regarding the payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to the shares of Common Stock as to which an Option is being exercised.

2.                                       This First Amendment to the Plan shall become effective upon its adoption by the Board of Directors of the Company.

Adopted by the Board of Directors of ITT Educational Services, Inc. on May 6, 2003

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